As filed with the Securities and Exchange Commission on June 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELLICUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1450200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, Texas	77030
(Address of principal executive Offices)	(Zip Code)

2014 Equity Incentive Plan
(Full title of the plan)

Richard A. Fair
President and Chief Executive Officer
Bellicum Pharmaceuticals, Inc.
2130 W. Holcombe Blvd., Ste. 800
Houston, Texas 77030
(832) 384-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Alan A. Musso, C.P.A., C.M.A. Chief Financial Officer and Treasurer Bellicum Pharmaceuticals, Inc. 2130 W. Holcombe Blvd., Ste. 800 Houston, Texas 77030 (832) 384-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.01 par value per share	3,100,000 shares	$9.90	$30,690,000	$3,556.97

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 13, 2017 as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the 2014 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

The Registrant previously registered shares of its Common Stock for issuance under the 2014 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on December 18, 2014 (File No. 333-201036) and on March 13, 2017 (File No. 333-216656). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Form of Common Stock Certificate of the Registrant.
4.4 (4)	Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014.
4.5 (5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(4)
Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 14, 2016, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 15, 2017.

Bellicum Pharmaceuticals, Inc.

By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Fair and Alan A. Musso, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard A. Fair	President, Chief Executive Officer and Member of the Board of Directors	June 15, 2017
Richard A. Fair	(Principal Executive Officer)

/s/ Alan A. Musso	Chief Financial Officer and Treasurer	June 15, 2017
Alan A. Musso	(Principal Financial and Accounting Officer)

/s/ James M. Daly	Member of the Board of Directors	June 15, 2017
James M. Daly

/s/ Reid M. Huber, Ph.D.	Member of the Board of Directors	June 15, 2017
Reid M. Huber, Ph.D.

/s/ Frank B. McGuyer	Member of the Board of Directors	June 15, 2017
Frank B. McGuyer

/s/ Kevin M. Slawin, M.D.	Member of the Board of Directors	June 15, 2017
Kevin M. Slawin, M.D.

/s/ Jon P. Stonehouse	Member of the Board of Directors	June 15, 2017
Jon P. Stonehouse

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Form of Common Stock Certificate of the Registrant.
4.4 (4)	Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014.
4.5 (5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Bellicum Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36783), filed with the Commission on December 23, 2014, and incorporated herein by reference.
(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(4)
Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-36783), originally filed with the Commission on March 14, 2016, and incorporated herein by reference.